FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES FIRST QUARTER EARNINGS

April 23, 2009

William W. Davis, Jr., President and Chief Executive Officer of Norwood Financial Corp (NWFL-Nasdaq Global Market) and its subsidiary, Wayne Bank announced earnings of $1,737,000 for the three months ended March 31, 2009 compared to $1,779,000 for the similar period in 2008. Earnings per share on a fully diluted basis, were $.63 in the current period compared to $.64 in the 2008 period. The return on average assets for the three months ended March 31, 2009 was 1.39% with a return on average equity of 11.80%.

Total assets as of March 31, 2009 were $511.4 million with loans receivable of $351.4 million, deposits of $370.4 million and total stockholders’ equity of $60.2 million. Assets have increased $27.5 million or 5.7% from March 31, 2008. Loans receivable reflected an increase of $22.1 million, or 6.7% since March 31, 2008. The growth in loans receivable was centered in both commercial and residential real estate loans. Non-performing assets, which include non-performing loans and foreclosed real estate, totaled $2,460,000 as of March 31, 2009 compared to $2,747,000 at December 31, 2008 and $302,000 at March 31, 2008. The increase from the prior year was related to two land development projects. Net charge-offs for the three months ended March 31, 2009 totaled $45,000 with a provision for loan losses of $225,000 compared to $19,000 in net charge-offs and a $75,000 provision for loan losses for the similar period in 2008. The allowance for loan losses was $4,413,000 at March 31, 2009, compared to $4,137,000 at March 31, 2008.

Net interest income on a fully taxable equivalent basis (fte) was $4,842,000 in the current period, an increase of $361,000 or 8.1% over the similar period in 2008. The resulting net interest margin (fte) for the three months ended March 31, 2009 was 3.96% increasing from 3.90% in the 2008 period. Other income for the three months ended March 31, 2009 totaled $1,281,000 compared to $1,262,000 in the similar period of 2008. The current period includes $133,000 related to gains on the sale of $9.7 million of residential mortgage loans compared to $388,000 in similar gains on the sale of $13.9 million of loans in the 2008 period. The mortgages, principally 30 year fixed rates, were sold for interest rate risk management. During the 2009 quarter, the Company also realized $161,000 in gains on sales of securities compared to no such gains in the 2008 quarter. Effective March 31, 2009, the Company closed its office in Hamlin and recorded a $150,000 gain on the sale of the related deposits to another financial institution. Other expenses for the three months ended March 31, 2009 totaled $3,275,000, an increase of $314,000 from $2,961,000 in the similar period in 2008. The increase is due in part to a $114,000 increase in FDIC insurance assessments.

Mr. Davis commented, “Even though we are operating in a very challenging environment, we believe the Company had a very solid start to 2009. Our core earnings are strong and our capital levels are at the top of our peer group. We are certainly aware that the slow down in the economy, increased unemployment and the soft real estate market will continue to impact our customers, but are optimistic that all the government stimulus programs will eventually turn this economy around.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties, Pennsylvania. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements. The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, the ability to control costs and expenses, demand for real estate, general economic conditions and the effectiveness of governmental response thereto. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP financial measures. Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%. We believe the presentation of interest income and net interest income on a tax–equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

Contact:        Lewis J. Critelli

Executive Vice President, Secretary &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	March 31,
	2009	2008
ASSETS
Cash and due from banks	$5,682	$8,283
Interest bearing deposits with banks	9,329	33
Federal funds sold	3,000	—
Cash and cash equivalents	18,011	8,316

Securities available for sale	124,222	130,633
Securities held to maturity, fair value 2009: $724 2008: $726	707	706
Loans receivable (net of unearned Income)	351,433	329,377
Less: Allowance for loan losses	4,413	4,137
Net loans receivable	347,020	325,240
Investment in FHLB Stock, at cost	3,538	2,124
Bank premises and equipment,net	5,413	5,668
Bank owned life insurance	8,149	7,841
Foreclosed real estate owned	768	—
Accrued interest receivable	2,314	2,409
Other assets	1,282	1,030
TOTAL ASSETS	$511,424	$483,967

LIABILITIES
Deposits:
Non-interest bearing demand	$57,270	$55,618
Interest-bearing	313,146	315,535
Total deposits	370,416	371,153
Short-term borrowings	29,412	28,006
Other borrowings	43,000	23,000
Accrued interest payable	1,944	2,621
Payable on sale of deposits	3,607	—
Other liabilities	2,895	2,613
TOTAL LIABILITIES	451,274	427,393

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,993	10,119
Retained earnings	51,394	47,603
Treasury stock, at cost: 2009: 106,041 shares, 2008: 101,328 shares	(3,286)	(3,152)
Accumulated other comprehensive income	1,765	1,720
TOTAL STOCKHOLDERS' EQUITY	60,150	56,574

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$511,424	$483,967

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
INTEREST INCOME
Loans receivable, including fees	$5,287	$5,641
Securities	1,397	1,489
Other	6	19
Total Interest income	6,690	7,149

INTEREST EXPENSE
Deposits	1,501	2,371
Short-term borrowings	96	187
Other borrowings	412	267
Total Interest expense	2,009	2,825
NET INTEREST INCOME	4,681	4,324
PROVISION FOR LOAN LOSSES	225	75
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,456	4,249

OTHER INCOME
Service charges and fees	598	638
Income from fiduciary activities	82	92
Net realized gains on sales of securities	161	—
Gains on sale of loans and servicing rights	133	388
Gain on sale of deposits	150	—
Other	157	144
Total other income	1,281	1,262

OTHER EXPENSES
Salaries and employee benefits	1,614	1,546
Occupancy, furniture and equipment	485	430
Data processing related	196	188
Taxes, other than income	136	126
Professional Fees	98	90
FDIC Insurance assessment	126	12
Foreclosed real estate owned	12	—
Other	608	569
Total other expenses	3,275	2,961

INCOME BEFORE TAX	2,462	2,550
INCOME TAX EXPENSE	725	771
NET INCOME	$1,737	$1,779

Basic earnings per share	$0.63	$0.65

Diluted earnings per share	$0.63	$0.64

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months March 31	2009	2008

Net interest income	$4,681	$4,324
Net income	1,737	1,779

Net interest spread (fully taxable equivalent)	3.54%	3.24%
Net interest margin (fully taxable equivalent)	3.96%	3.90%
Return on average assets	1.39%	1.49%
Return on average equity	11.80%	12.68%
Basic earnings per share	$0.63	$0.65
Diluted earnings per share	0.63	0.64

As of March 31

Total Assets	$511,424	$483,967
Total Loans receivable	351,433	329,377
Allowance for loan losses	4,413	4,137
Total deposits	370,416	371,153
Stockholders' equity	60,150	56,574
Trust Assets under management	85,146	99,575

Book value per share	$21.99	$20.65
Equity to total assets	11.76%	11.69%
Allowance to total loans receivable	1.26%	1.26%
Nonperforming loans to total loans	0.48%	0.09%
Nonperforming assets to total assets	0.48%	0.06%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
	2009	2008	2008	2008	2008
ASSETS
Cash and due from banks	$5,682	$6,463	$9,277	$9,664	$8,283
Interest bearing deposits with banks	9,329	17	74	51	33
Federal funds sold	3,000	—	450	—	—
Cash and cash equivalents	18,011	6,480	9,801	9,715	8,316

Securities available for sale	124,222	130,120	128,287	130,811	130,633
Securities held to maturity	707	707	706	706	706
Loans receivable (net of unearned Income)	351,433	349,404	341,217	332,754	329,377
Less: Allowance for loan losses	4,413	4,233	4,331	4,237	4,137
Net loans receivable	347,020	345,171	336,886	328,517	325,240
Investment in FHLB stock	3,538	3,538	3,545	2,657	2,124
Bank premises and equipment, net	5,413	5,490	5,601	5,702	5,668
Foreclosed real estate owned	768	660	660	1,200	—
Other assets	11,745	12,130	13,149	12,601	11,280
TOTAL ASSETS	$511,424	$504,296	$498,635	$491,909	$483,967

LIABILITIES
Deposits:
Non-interest bearing demand	$57,270	$56,839	$63,474	$59,496	$55,618
Interest- bearing deposits	313,146	302,796	297,083	305,775	315,535
Total deposits	370,416	359,635	360,557	365,271	371,153
Other borrowings	72,412	81,126	76,575	65,060	51,006
Other liabilities	8,446	4,845	5,389	5,647	5,234
TOTAL LIABILITIES	451,274	445,606	442,521	435,978	427,393

STOCKHOLDERS' EQUITY	60,150	58,690	56,114	55,931	56,574

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$511,424	$504,296	$498,635	$491,909	$483,967

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	31-Mar	31-Dec	30 Sep	30-Jun	31-Mar
Three months ended	2009	2008	2008	2008	2008
INTEREST INCOME
Loans receivable, including fees	$5,287	$5,423	$5,509	$5,410	$5,641
Securities	1,397	1,508	1,549	1,537	1,489
Other	6	3	1	6	19
Total Interest income	6,690	6,934	7,059	6,953	7,149

INTEREST EXPENSE
Deposits	1,501	1,659	1,780	1,963	2,371
Borrowings	508	548	503	416	454
Total Interest expense	2,009	2,207	2,283	2,379	2,825
NET INTEREST INCOME	4,681	4,727	4,776	4,574	4,324
PROVISION FOR LOAN LOSSES	225	420	130	110	75
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,456	4,307	4,646	4,464	4,249

OTHER INCOME
Service charges and fees	598	636	656	670	638
Income from fiduciary activities	82	111	91	110	92
Net realized gains (losses) on sales of securities	161	—	(27)	9	—
Gains on sale of loans and servicing rights	133	13	90	8	388
Gain on sale of deposits	150	—	—	—	—
Other	157	130	163	165	144
Total other income	1,281	890	973	962	1,262

OTHER EXPENSES
Salaries and employee benefits	1,614	1,525	1,477	1,498	1,546
Occupancy, furniture and equipment , net	485	378	403	414	430
Foreclosed real estate owned	12	11	519	52	—
FDIC insurance assessment	126	54	12	12	12
Other	1,038	978	950	996	973
Total other expenses	3,275	2,946	3,361	2,972	2,961

INCOME BEFORE TAX	2,462	2,251	2,258	2,454	2,550
INCOME TAX EXPENSE	725	666	666	733	771
NET INCOME	$1,737	$1,585	$1,592	$1,721	$1,779

Basic earnings per share	$0.63	$0.58	$0.58	$0.63	$0.65

Diluted earnings per share	$0.63	$0.58	$0.58	$0.62	$0.64

Book Value per share	$21.99	$21.45	$20.51	$20.44	$20.65

Return on average equity	11.80%	11.05%	11.15%	12.19%	12.68%
Return on average assets	1.39%	1.26%	1.28%	1.42%	1.49%

Net interest spread	3.54%	3.61%	3.67%	3.50%	3.24%
Net interest margin	3.96%	4.09%	4.21%	4.06%	3.90%

Allowance for loan losses to total loans	1.26%	1.21%	1.27%	1.27%	1.26%
Net charge-offs to average loans (annualized)	0.05%	0.60%	0.04%	0.01%	0.02%
Nonperforming loans to total loans	0.48%	0.60%	0.66%	0.09%	0.09%
Nonperforming assets to total assets	0.48%	0.54%	0.59%	0.31%	0.06%